4,000,000 Shares

                               OMNICOM GROUP INC.

                                  COMMON STOCK
                           (par value $0.50 per share)

                             UNDERWRITING AGREEMENT

March 4, 1998

                                         March 4, 1998

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

      Omnicom Group Inc., a New York corporation (the "Company"), proposes to issue and sell to you 4,000,000 shares of its common stock (par value $0.50 per share) (the "Shares"). The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

      The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement, including a prospectus, relating to the registration of certain securities of the Company (the "Shelf Securities"), including the Shares, to be issued from time to time by the Company. The registration statement as amended at the date of this Agreement, is hereinafter referred to as the "Registration Statement" and the related prospectus relating to the Shelf Securities, in the form first used to confirm sales of the Shares, is hereinafter referred to as the Basic Prospectus. The Basic Prospectus, as supplemented by the prospectus supplement dated March 4, 1998 (the "Prospectus Supplement"), relating to the Shares, in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus". Any reference to the term Registration Statement, the Basic Prospectus or the Prospectus shall include the documents incorporated therein by reference. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus.

      1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with you that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in


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      effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
      (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
      (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) Each of BBDO Worldwide Inc., The DDB Needham Worldwide Communications Group Inc., TBWA Chiat/Day Inc., Omnicom Finance Inc., BBDO Detroit Inc., DDB Needham Worldwide Partners Inc., and DDB Needham Chicago Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its


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

      ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.

            (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

            (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required (i) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) by statutes, rules and regulations enacted subsequent to the Closing Date (as defined in Section 4 below).

            (j) There has not occurred any material adverse change, or, to the best of the Company's knowledge, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).


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            (k) There are no legal or governmental proceedings pending of which the Company has notice or knowledge or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (n) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company with the Shelf Securities registered pursuant to the Registration Statement, except any such right that has been effectively waived or satisfied by the inclusion of securities therein.

      2. Agreements to Sell and Purchase. The Company hereby agrees to sell, and you, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company the Shares at $42.85 a share (the "Purchase Price").

      Without your prior written consent, the Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, any shares of its preferred stock (par value $1.00 per share) (the "Preferred Stock") or Common Stock or any securities convertible into or exercisable or exchangeable for its Preferred Stock or Common Stock or any rights to acquire Preferred Stock or Common Stock for a period of 90 days after the date of this Agreement, other than (i) the Shares to be sold hereunder, (ii) any shares of Common Stock issued upon the conversion of any debentures outstanding on the date hereof, (iii) any shares


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

of such Common Stock issued upon the exercise of an option granted under the Company's existing stock options or issued under the Company's restricted stock purchase plans, (iv) any shares of Common Stock issued in connection with acquisitions announced publicly prior to the date hereof or any earn-out payments made in connection with such acquisitions and (v) shares of Common Stock issued but not freely tradeable prior to the end of the 90 day period.

      3. Public Offering. The Company is advised that you propose to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable.

      4. Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares at 10:00 a.m., New York City time, on March 9, 1998, or at such other time on the same or such other date, not later than March 16, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

      Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. The certificates evidencing the Shares shall be delivered to you on the Closing Date with any transfer taxes payable in connection with the transfer of the Shares to you duly paid, against payment of the Purchase Price therefor.

      5. Conditions to Closing. The obligations of the Company to sell the Shares to you and your obligation to purchase and pay for the Shares on the Closing Date are subject to the condition that no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

      The obligations of the Underwriter are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to


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

      market the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has performed all of its obligations to be performed hereunder or satisfied on or prior to the Closing Date, it being understood that the officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (c) You shall have received on the Closing Date an opinion of the General Counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly
            existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (ii) each of BBDO Worldwide Inc., The DDB Needham Worldwide
            Communications Group Inc., TBWA Chiat/Day Inc., Omnicom Finance Inc., BBDO Detroit Inc., DDB Needham Worldwide Partners Inc., and DDB Needham Chicago Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;


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

                  (iii) the shares of Common Stock outstanding prior to the
            issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                  (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and

                  (v) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (d) You shall have received on the Closing Date an opinion of Donovan Leisure Newton & Irvine LLP, outside counsel for the Company, dated the closing date to the effect that:

                  (i) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (ii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar statutory rights;

                  (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (iv) (A) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to


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

            the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole and was filed as an exhibit to the Company's quarterly and current reports identified under the caption "Incorporation of Certain Documents by Reference" in the Prospectus with the Commission subsequent to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and (B) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required (i) by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) by statutes, rules and regulations enacted subsequent to the Closing Date;

                  (v) the statements in the Prospectus under the captions
            "Description of Capital Stock" and "The Underwriter" and in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (vi) the Company is not and, after giving effect to the
            offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                  (vii) (A) such counsel is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (B) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the


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            applicable rules and regulations of the Commission thereunder, (C)
            no facts have come to the attention of such counsel which would lead them to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or the prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement or the Prospectus on the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (D) no facts have come to the attention of such counsel which would lead them to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            With respect to Section 5(d)(vii) above, Donovan Leisure Newton & Irvine LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

            (e) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, your counsel, dated the Closing Date, covering the matters referred to in Sections, 5(d)(ii), 5(d)(iii), 5(d)(v) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "The Underwriter") and 5(d)(vii) above.

            With respect to Section 5(d)(vii) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

            (f) You shall have received, on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to you, from Arthur


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      Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that such letter shall use a "cut-off date" not earlier than the date hereof.

      6. Covenants of the Company. In further consideration of your agreements herein contained, the Company covenants as follows:

            (a) To furnish to you, without charge, a conformed copy of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by you or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to you and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.


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

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and maintain such qualifications for as long as you shall reasonably request.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (which may be satisfied in accordance with Rule 158 under the Securities Act).

            (f) Whether or not the transactions contemplated in this Agreement are consummated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the fees and disbursements of the Company's counsel and its accountants, (iii) the qualification of the Shares under the securities or Blue Sky laws in accordance with the provisions of
      Section 4(d), including filing fees and the fees or disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky memoranda, (v) the printing and delivery to you of the Prospectus and any amendments or supplements thereto, (vi) all costs and expenses incident to listing the Shares on the NYSE Market, (vii) the cost of printing certificates representing the Shares and (viii) any stamp or value added taxes payable in connection with the sale of the Shares to you.

      7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein; provided however that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to your benefit if the person asserting such loss, claim, damage or liability was not sent by you or did not otherwise receive a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

      (b) You agree to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co.


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

Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided nothing herein shall limit the right of a person against which indemnity is sought to contest in good faith such person's obligation to so indemnify. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and you on the other hand in connection with the matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as (i) in the case of the Company, the Purchase Price (before deducting expense) or (ii) in your case, the difference between the aggregate sales price received by you in connection with the resale of the Shares (the "Sales Price") less the Purchase Price, bears to the Sales Price plus the Purchase Price, provided, however, that the difference shall not be less than zero. The relative fault of the Company on the one hand and you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Company, its officers or directors or any person controlling the Company and (ii) acceptance of and payment for any of the Shares. The indemnity and contribution agreements contained in this Section 7 shall also remain operative in full force and effect regardless of any termination of this Agreement.

      8. Termination. This Agreement shall be subject to termination in your absolute discretion by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the

National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

      9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than owing to a default by you of your obligations hereunder or to your exercise of your right to terminate this Agreement pursuant to the preceding paragraph) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse you for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by you in connection with this Agreement or the offering contemplated hereunder.

      10. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at the address shown above; notices to the Company shall be directed to it at 437 Madison Avenue, New York, New York 10022; Attention: Chief Financial Officer, telephone no. (212) 415-3631, telecopy no. (212) 415-3536.

      This Agreement shall inure to the benefit of and be binding upon you and the Company and your and its respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling person and officers and directors referred to in
Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement.

                                            Very truly yours,

                                            Omnicom Group Inc.

                                            By:   /s/ Dennis E. Hewitt
                                               --------------------------
                                               Name: Dennis E. Hewitt
                                               Title:       Treasurer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

By: /s/ Kevin Cox
   --------------------------
   Name: Kevin Cox
   Title: Principal


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